Exhibit 99.1

NEWS RELEASE

SOUTHWESTERN ENERGY ANNOUNCES AGREEMENT TO

ACQUIRE MONTAGE RESOURCES

At-market, all-stock, in-basin acquisition delivers step change in free cash flow,

captures synergies and is accretive to all key financial metrics

SPRING, Texas – August 12, 2020…Southwestern Energy Company (NYSE: SWN) and Montage Resources Corporation (NYSE: MR) today announced that they have entered into a definitive merger agreement under which Southwestern Energy will acquire Montage Resources in an all-stock transaction. Based on the 3-day average closing share prices of the companies as of August 11, 2020 and under the terms of the agreement, Montage Resources shareholders will receive 1.8656 shares of Southwestern for each Montage Resources share. The transaction is expected to close in the fourth quarter of 2020, subject to customary closing conditions, including the approval of the Montage Resources shareholders.

Highlights include:

•	Represents a step change in free cash flow; approximately $100 million annual free cash flow beginning in 2021 based on current strip pricing;

•	Accretive to per share financial metrics as well as leverage, margin and returns;

•	Anticipated synergies of approximately $30 million in annual G&A savings captured following the transaction close, in addition to operational efficiencies;

•	Maintains peer leading maturity runway and strong balance sheet;

•	Combined company will be the third largest producer in Appalachia, expected total equivalent production of approximately 3 Bcfe per day; and

•	Enhances economic inventory, with investment opportunities in proven, high-return Marcellus super rich and core Utica dry gas windows.

“This is an exciting step for Southwestern as we expand our Appalachia footprint with the high-quality assets of Montage. As we have consistently stated, we are firm believers in the benefits of value-creating consolidation. This transaction further solidifies the Company’s position as a premier Appalachia operator and provides additional scale and synergies strengthened by our leading operational execution. Consistent with our strategy, this transaction is expected to deliver increased free cash flow, improved returns and long-term value to shareholders,” said Bill Way, Southwestern Energy President and Chief Executive Officer.

Way continued, “This acquisition is expected to deliver on all criteria of an accretive, value-adding transaction for the shareholders of both Southwestern Energy and Montage Resources. Southwestern Energy has consistently and methodically taken steps to enhance its resilience over the last few years, and this transaction solidifies that path and delivers on the commitment to responsibly manage the balance sheet and return to free cash flow.”

John Reinhart, President and CEO of Montage Resources, commented, “This transaction creates a compelling opportunity for both Southwestern Energy and Montage Resources shareholders to benefit from the strength of the consolidated company. The combination creates a Company of substantial scale with capabilities to enhance cash flow generation and a strong balance sheet that provides opportunities for enhanced shareholder value creation. We appreciate all of the great work by Montage employees in forming a very attractive business that will continue to build upon the success of Southwestern Energy.”

Concurrently, Southwestern also commenced a registered underwritten public offering of 55,000,000 shares of its common stock, with the proceeds expected to be used to retire a portion of Montage Resources’ 8.875% Senior Notes due 2023. The remaining portion of the Montage notes outstanding have the potential to be refinanced opportunistically.

This transaction delivers on the key strategic objectives that Southwestern Energy has been targeting:

•	No premium transaction

•	Enhances free cash flow

•	Improves leverage ratio

•	Capture of tangible synergies

•	In-basin assets where technical and operating expertise can be leveraged

•	High-quality inventory included in go forward development plans

•	Retains peer leading maturity runway

SWN + MR Acreage Position by County

Certain key metrics of the new combined enterprise are shown below.

	SWN		MR		SWN + MR
Production (for the quarter ended June 30, 2020)
Natural Gas (Bcf)	158		42		200
Oil/Condensate (MBbls)	1,083		440		1,523
NGLs (MBbls)	6,111		974		7,085

Total Production (Bcfe)	201		50		251

Net Acres(1)
Northeast Appalachia	173,994		34,900		208,894
Southwest Appalachia	287,693		289,600		577,293

Total Net Acres	461,687		324,500		786,187

Proved Reserves (as of December 31, 2019)
Natural Gas (Bcf)	8,630		2,138		10,768
Oil/Condensate (MMBbls)	72.9		30.3		103.2
NGLs (MMBbls)	608.8		68.4		677.2

Total Proved Reserves (Bcfe)	12,721		2,730		15,451

Net Debt / Adjusted EBITDA (as of June 30, 2020)(2)
Total Debt ($MM)	$2,457		$670		$3,127
Less: Cash ($MM)	(10)		(9)		(19)

Net Debt ($MM) (non-GAAP)	$2,447		$661		$3,108
Adjusted EBITDA ($MM)(3) (non-GAAP)	780		271		1,051

Net Debt / Adjusted EBITDA (non-GAAP)	3.1	x	2.4	x	3.0	x

(1)	Net acres for Southwestern Energy and Montage Resources as of December 31, 2019 and June 30, 2020, respectively.
(2)	The balances of the combined companies are based solely on historical information, and may not be indicative of the pro forma financial information relating to the combined company once available.
(3)	For the twelve months ended June 30, 2020. Montage’s comparative financial non-GAAP metric as defined in its public filings is EBITDAX

Advisors

Citi and Goldman Sachs & Co. LLC are acting as financial advisors and Skadden, Arps, Slate, Meagher & Flom LLP is acting as legal advisor to Southwestern. Barclays is acting as financial advisor and Norton Rose Fulbright LLP is acting as legal advisor to Montage Resources. Vinson & Elkins LLP is acting as legal advisor to EnCap Investments, L.P.

Conference Call

Southwestern Energy will host a conference call today at 10:00 a.m. Central to discuss this transaction. To participate, dial US toll-free 877-879-1183, or international 412-902-6703 and enter access code 1383175. A live webcast will also be available at ir.swn.com.

About Southwestern Energy

Southwestern Energy Company is an independent energy company engaged in natural gas, natural gas liquids and oil exploration, development, production and marketing.

About Montage Resources

Montage Resources is an exploration and production company with approximately 195,000 net effective core undeveloped acres currently focused on the Utica and Marcellus Shales of Southeast Ohio, West Virginia and North Central Pennsylvania.

Investor Contacts

Brittany Raiford

Director, Investor Relations

(832) 796-7906

brittany_raiford@swn.com

Bernadette Butler

Investor Relations Advisor

(832) 796-6079

bernadette_butler@swn.com

Forward Looking Statement

Certain statements and information in this news release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” “attempt,” “appears,” “forecast,” “outlook,” “estimate,” “project,” “potential,” “may,” “will,” “are likely” and other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. Examples of forward-looking statements in this release include, but are not limited to, statements regarding expected generation of free cash flow, benefits to the combined company’s financial metrics, anticipated synergies, expected production, the expected closing of the merger and the proposed retirement of Montage’s senior notes with proceeds from the announced equity offering. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. The forward-looking statements contained in this document are largely based on our expectations for the future, which reflect certain estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions, operating trends, and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. As such, management’s assumptions about future events may prove to be inaccurate. For a more detailed description of the risks and uncertainties involved, see “Risk Factors” in our most recently filed Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other SEC filings. We do not intend to publicly update or revise any forward-looking statements as a result of new information, future events, changes in circumstances, or otherwise. These cautionary statements qualify all forward-looking statements attributable to us, or persons acting on our behalf. Management cautions you that the forward-looking statements contained in this presentation are not guarantees of future performance, and we cannot assure you that such statements will be realized or that the events and circumstances they describe will occur. Factors that could cause actual results to differ materially from those anticipated or implied in the forward-looking statements herein include, but are not limited to: the timing and extent of changes in market conditions and prices for natural gas, oil and natural gas liquids (“NGLs”), including regional basis differentials and the impact of reduced demand for our production and products in which our production is a component due to governmental and societal actions taken in response to the COVID-19 pandemic; our ability to fund our planned capital investments; a change in our credit rating, an increase in interest rates and any adverse impacts from the discontinuation of the London Interbank Offered Rate; the extent to which lower commodity prices impact our ability to service or refinance our existing debt; the impact of volatility in the financial markets or other global economic factors, including the impact of COVID-19; difficulties in appropriately allocating capital and resources among our strategic opportunities; the timing and extent of our success in discovering, developing, producing and estimating reserves; our ability to maintain leases that may expire if production is not established or profitably maintained; our ability to realize the expected benefits from recent acquisitions and the Proposed Transaction (defined below) between the Company and Montage Resources Corporation (“Montage”); our ability to enter into an amendment to our credit agreement to permit the assumption of the senior notes of Montage in the merger; the consummation of or failure to consummate the Proposed Transaction and the timing thereof; costs in connection with the Proposed Transaction; integration of operations and results subsequent to the Proposed Transaction; our ability to transport our production to the most favorable markets or at all; the impact of government regulation, including changes in law, the ability to obtain and maintain permits, any increase in severance or similar taxes, and legislation or regulation relating to hydraulic fracturing, climate and over-the-counter derivatives; the impact of the adverse outcome of any material litigation against us or judicial decisions that affect us or our industry generally; the effects of weather; increased competition; the financial impact of accounting regulations and critical accounting policies; the comparative cost of alternative fuels; credit risk relating to the risk of loss as a result of non-performance by our counterparties; and any other factors listed in the reports we have filed and may file with the SEC that are incorporated by reference herein. All written and oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary statement.

Use of Non-GAAP Information

This news release contains non-GAAP financial measures, such as net cash flow, free cash flow, net debt and adjusted EBITDA, including certain key statistics and estimates. We report our financial results in accordance with accounting principles generally accepted in the United States of America (“GAAP”). However, management believes certain non-GAAP performance measures may provide users of this financial information additional meaningful comparisons between current results and the results of our peers and of prior periods. Please see the Appendix for definitions of the non-GAAP financial measures that are based on reconcilable historical information.

Additional Information and Where To Find It

In connection with the proposed acquisition by the Company of Montage (the “Proposed Transaction”), the Company will file with the SEC a registration statement on Form S-4 to register the shares of the Company’s common stock to be issued in connection with the Proposed Transaction. The registration statement will include a document that serves as a prospectus of the Company and a proxy statement of Montage (the “proxy statement/prospectus”), and each party will file other documents regarding the Proposed Transaction with the SEC. INVESTORS AND SECURITY HOLDERS OF THE COMPANY AND MONTAGE ARE URGED TO READ THE REGISTRATION STATEMENT, THE PROXY STATEMENT/PROSPECTUS, INCLUDING ANY

AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, AND ANY OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, MONTAGE, THE PROPOSED TRANSACTION AND RELATED MATTERS. A definitive proxy statement/prospectus will be sent to Montage’s stockholders when it becomes available. Investors and security holders will be able to obtain copies of the registration statement and the proxy statement/prospectus and other documents containing important information about the Company and Montage free of charge from the SEC’s website or from the Company or Montage when it becomes available. The documents filed by the Company with the SEC may be obtained free of charge at the Company’s website at www.swn.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from the Company by requesting them by mail at Investor Relations, 10000 Energy Drive, Spring, Texas 77389, or by telephone at (832) 796-4068. The documents filed by Montage with the SEC may be obtained free of charge at Montage’s website at www.montageresources.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from Montage by requesting them by mail at Investor Relations, 122 W. John Carpenter Fwy, Suite 300, Irving, TX 75039, or by telephone at (469) 444-1736.

Participants in the Solicitation

The Company, Montage and certain of their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from Montage’s stockholders with respect to the Proposed Transaction. Information about the Company’s directors and executive officers is available in the Company’s Annual Report on Form 10-K for the fiscal year ended 2019 filed with the SEC on February 27, 2020 and its definitive proxy statement for the 2020 annual meeting of shareholders filed with the SEC on April 9, 2020. Information concerning the ownership of Montage’s securities by Montage’s directors and executive officers is included in their SEC filings on Forms 3, 4 and 5, and additional information regarding the names, affiliations and interests of such individuals is available in Montage’s Annual Report on Form 10-K for the fiscal year ended 2019 filed with the SEC on March 10, 2020 and its definitive proxy statement for the 2020 annual meeting of shareholders filed with the SEC on April 28, 2020. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the registration statement, the proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the Proposed Transaction when they become available. Stockholders, potential investors and other readers should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions.

Registration Statement

The Company has filed a registration statement (including a prospectus and the related Preliminary Prospectus Supplement) with the SEC for the offering of common stock to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the Preliminary Prospectus Supplement and any other documents the Company has filed with the SEC for more complete information about the Company and the offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Company, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by contacting Citigroup Global Markets Inc., c/o Broadridge Financial Solutions 1155 Long Island Avenue, Edgewood, NY 11717, or via telephone: 1-800-831-9146.

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Explanation of Non-GAAP Financial Measures

The Company reports its financial results in accordance with accounting principles generally accepted in the United States of America (“GAAP”). However, management believes certain non-GAAP performance measures may provide financial statement users with additional meaningful comparisons between current results, the results of its peers and of prior periods.

Non-GAAP financial measures the Company may present from time to time are net debt, net cash flow, free cash flow and adjusted EBITDA, which excludes certain charges or amounts. Net debt is defined as short-term debt plus long-term debt less cash and cash equivalents. Adjusted EBITDA is defined as net income (loss) plus interest, income tax expense (benefit), depreciation, depletion and amortization, expenses associated with the restructuring charges, impairments, legal settlements and gains (losses) on unsettled derivatives less gains (losses) on sale of assets and gains on early extinguishment of debt over the prior 12 month period. Net cash flow is defined as cash flow from operating activities before changes in operating assets and liabilities. Free cash flow is defined as net cash flow less accrual based capital expenditures, and estimated free cash flow for future periods is based on strip pricing as of July 30, 2020. The Company has included information concerning Net debt / Adjusted EBITDA because it is used by certain investors as a measure of the ability of a company to service or incur indebtedness and because it is a financial measure commonly used in the energy industry. Net debt / Adjusted EBITDA should not be considered in isolation or as a substitute for net income, net cash provided by operating activities or other income or cash flow data prepared in accordance with generally accepted accounting principles or as a measure of the Company’s profitability or liquidity. Net debt / Adjusted EBITDA, as defined above, may not be comparable to similarly titled measures of other companies. Management presents these measures because (i) they are consistent with the manner in which the Company’s position and performance are measured relative to the position and performance of its peers, (ii) these measures are more comparable to earnings estimates provided by securities analysts, and (iii) charges or amounts excluded cannot be reasonably estimated and guidance provided by the Company excludes information regarding these types of items. These adjusted amounts are not a measure of financial performance under GAAP.

The Company does not provide a reconciliation to estimated free cash flow because the Company does not provide the GAAP financial measures of net income or loss or net cash provided by operating activities on a forward-looking basis because it is unable to predict, without unreasonable effort, certain components thereof including, but not limited to capital expenditures, production and realized prices for production. These items are inherently uncertain and depend on various factors, many of which are beyond its control. As such, any associated estimate and its impact on GAAP performance and cash flow measures could vary materially based on a variety of acceptable management assumptions.

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